Citizens South Banking Corporation Announces Filing of Registration Statement

GASTONIA, N.C., Oct. 16 /PRNewswire-FirstCall/ -- Citizens South Banking Corporation (Nasdaq: CSBC) ("Citizens South") announced that it has filed a registration statement with the Securities and Exchange Commission with respect to a proposed public offering of common stock.

Citizens South expects to sell approximately $30 million of common stock in an underwritten public offering through Keefe, Bruyette & Woods. Keefe, Bruyette & Woods will serve as lead manager and sole book runner. Citizens South intends to grant the underwriter an option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any. The shares will be issued pursuant to a prospectus filed as part of Citizens South's registration statement on Form S-1. The price per share of the shares to be sold is subject to final approval of Citizens South's board of directors.

Citizens South intends to use the net proceeds for general corporate purposes and may contribute some portion of the net proceeds in the form of capital to Citizens South Bank, which will use any such amount for its general corporate purposes and for anticipated balance sheet growth, both organically (including by establishing new branches) or by acquiring branches or other financial institutions, including failed institutions placed into receivership by the FDIC. Citizens South also intends to use a portion of the net proceeds of the stock offering to redeem the Series A Preferred Stock and related warrant Citizens South issued to the U.S. Department of the Treasury under the TARP Capital Purchase Program.

The offering will be made only by means of a prospectus. When available, copies of the prospectus may be obtained from Keefe, Bruyette & Woods, Equity Syndicate Department, at 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling 1-800-966-1559.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Citizens South Banking Corporation

Citizens South is the holding company for Citizens South Bank, which is headquartered in Gastonia, North Carolina. At June 30, 2009, Citizens South had approximately $836.3 million in assets with 16 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, and York County, South Carolina. For more information, visit www.citizenssouth.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the proposed offering of common stock by Citizens South Banking Corporation. Forward-looking statements are generally identified by the use of words "believe," "expect," "intend," "anticipate," "estimate," and other similar expressions. These forward-looking statements involve certain risks and uncertainties. You should not place undue reliance on such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) adverse developments in the capital markets in general or in the markets for financial institutions stock in particular; (2) changes in legislation or regulatory requirements affecting financial institutions, including the current debate in Congress as to restructuring the financial services industry; (3) changes in the interest rate environment; and (4) adverse changes in general economic conditions.

SOURCE Citizens South Banking Corporation

Media Contact: Gary Hoskins, Citizens South Banking Corporation, +1-704-884-2263, gary.hoskins@citizenssouth.com

Web Site: http://www.citizenssouth.com